EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 22, 2002 (except Note 17, as to which the date is October 16, 2002), in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-87258) and related Prospectus of U.S.I. Holdings Corporation for the registration of 9,000,000 shares of its common stock.

/S/    ERNST & YOUNG LLP

Los Angeles, California
October 16, 2002